Exhibit 10.2

AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment to Senior Secured Convertible Promissory Note (this “Amendment”) is entered into as of March 4, 2026 by and between Velo3D, Inc., a Delaware corporation (the “Company”), and Thieneman Construction, Inc., an Indiana corporation (the “Holder”).

RECITALS:

WHEREAS, the Company issued to Thieneman Construction, Inc., an Indiana corporation (the “Holder”) that certain Senior Secured Convertible Promissory Note dated February 10, 2025, in the original principal amount of Ten Million Dollars and No Cents ($10,000,000.00) (the “Note”);

WHEREAS, on August 14, 2025, the Company and the Holder entered into an Amendment to Senior Secured Convertible Promissory Note, which amended certain provisions of the Note;

WHEREAS, the Company and the Holder desire to amend certain terms of the Note as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Amendment agrees, as follows:

1.	Conversion. Section 7(a) of the Note is hereby amended and restated in its entirety as follows:

“(a)	Optional Conversion. Upon (i) the occurrence of the Company’s successful listing of shares of its common stock, par value $0.00001 per share (“Common Shares”), on a national securities exchange (as defined in Rule 153(c) under the Securities Act of 1933, as amended (the “Securities Act”)) (e.g., the Nasdaq Stock Market) or (ii) the occurrence and during the continuance of an Event of Default (as defined below), the Holder shall have the right, at the Holder’s option, to convert all or any portion of the outstanding principal amount of this Note, together with accrued and unpaid interest thereon, into that number of Common Shares (the “Conversion Option”) calculated by dividing (x) the outstanding principal amount of this Note being converted, together with any accrued and unpaid interest thereon, by (y) the Conversion Price. “Conversion Price” means $10.50 per share.”

2.	Miscellaneous

a. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Note.

b. Entire Agreement. The Note and this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, and understandings with respect to the subject matter hereof and thereof.

c. Effect of Amendment. Except as expressly amended hereby, the Note shall remain in full force and effect in accordance with its terms. Any references to the Note in any other document shall hereafter refer to the Note as amended hereby.

d. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Amendment may be evidenced by facsimile transmission or by e-mail delivery of a “.pdf” format data file.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

VELO3D, INC.

By:	/s/ Bernard Chung
Name:	Bernard Chung
Title:	Acting Chief Financial Officer

HOLDER:

THIENEMAN CONSTRUCTION INC.

By:	/s/ Kenneth D. Thieneman
Name:	Kenneth D. Thieneman
Title:	Chief Executive Officer

2